July 15, 2021 Dear Fellow Shareholder, As we move through 2021, we are encouraged by the continued improvement in the retail industry. Consumer traffic at our grocery-anchored centers is back to pre-pandemic levels, occupancy rates continue to stabilize, and leasing activity is accelerating throughout the portfolio. The essential nature of our retail assets and prudent balance sheet management have proven to be key factors in our ability to navigate these unprecedented circumstances. InvenTrust (“IVT”, “The Company”) remains focused on evaluating potential strategic transactions to achieve liquidity for all shareholders. We believe our portfolio, organization, and capital structure are well-positioned for the future of the company. While market conditions may change rapidly, factors and market metrics currently look promising, and IVT is optimistic about our ability to provide liquidity near term. Share Repurchase Program At the end of June, InvenTrust repurchased 7.56 million shares, through our Share Repurchase Program, totaling $16.4 million. The Board approved the repurchase for all shares submitted in the following categories: Death, Disability, Required Minimum Distribution, and Small Accounts. This transaction benefits existing shareholders by repurchasing shares, per the guidelines of the program, at an accretive value to our current estimated share value and reduces future stock administration costs for accounts closed out from the repurchase. InvenTrust did not repurchase any shares from the General category. No action is required if you want your shares to remain in the SRP queue. If you would like to withdraw your request, please sign back into your account at https://www.inventrustsrp.com/ and withdraw your request to repurchase. If you have any questions, please contact Computershare at 1-855-377-0510. Second Quarter Cash Distribution For the second quarter, our distribution payment remains $0.01955 per share, or $0.0782 per share on an annualized basis. This equates to a distribution rate of 2.7% on our estimated share value of $2.89. All shareholders of record as of June 30, 2021 will receive this dividend.

Virtual Annual Shareholder Meeting On May 6th, InvenTrust held its virtual 2021 Annual Shareholder Meeting. At the meeting, all directors were elected by the shareholders to serve a one-year term, with each director receiving a “FOR” percentage of 87.5% or greater. In addition, shareholders voted “FOR” the Company’s advisory on executive compensation, frequency of “say-on-pay”, and ratified KPMG as the Company’s auditors. Thank you for your votes and participation in the Annual Meeting. A replay of the meeting and video message from our President, DJ Busch, are available on our website with complete voting results from the Annual Meeting available in our SEC filings. As mentioned in our April letter, I will be retiring as CEO next month. I look forward to serving out my term on the Board and helping guide InvenTrust to future success. Our organization’s unmatched commitment to servicing all of the Company’s stakeholders makes me confident in the direction we are headed. Thank you again for your investment and continued support. Sincerely, INVENTRUST PROPERTIES CORP. Thomas P. McGuinness CEO Forward-Looking Statements in this letter, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and involve known and unknown risks that are difficult to predict. For a discussion of factors that could materially affect the outcome of the Company’s forward- looking statements and our future results and financial condition, see the Risk Factors included in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. You are cautioned not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information, future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward looking statements. This letter does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor there be any sale of securities referred to in this letter, in any jurisdiction in which any such offer, solicitation or sale is not permitted. Furthermore, nothing in this letter is intended to provide tax, legal or investment advice. You should consult your business advisor, attorney and/or tax and accounting advisor regarding your specific business, legal or tax situation. During a given Redemption period, IVT may reach its repurchase limit for such period equal to 5% of the weighted-average number of shares outstanding, meaning your repurchase request may not be processed for redemption or you will only receive a proration of your request redeemed.